ProPetro Reports Financial Results for the First Quarter of 2025 MIDLAND, Texas, April 29, 2025, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the first quarter of 2025. First Quarter 2025 Results and Highlights • Total revenue of $359 million increased 12% compared to $321 million for the prior quarter. • Net income was $10 million ($0.09 income per diluted share) as compared to a net loss of $17 million in the prior quarter ($0.17 loss per diluted share). • Adjusted EBITDA(1) of $73 million was 20% of revenue and increased 38% compared to the prior quarter. • Recorded incurred capital expenditures of $39 million. • Net cash provided by operating activities and Free Cash Flow(2) were $55 million and $22 million, respectively. • Increased total ordered capacity of PROPWR℠ power generation equipment from approximately 140 megawatts to approximately 220 megawatts. • Secured letters of intent on approximately 75 megawatts of long-term PROPWR service capacity with two separate operators in the Permian Basin, with final contract execution expected soon. • Approximately 50% of ProPetro's active hydraulic horsepower is now under long-term contracts. This is inclusive of two Tier IV DGB dual-fuel and four FORCE® electric-powered hydraulic fracturing fleets. (1) Adjusted EBITDA is a non-GAAP financial measures and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.” (2) Free Cash Flow is a non-GAAP financial measure and is described and reconciled to net cash from operating activities in the table under “Non-GAAP Financial Measures." Management Comments Sam Sledge, Chief Executive Officer, commented, “Thanks to the hard work and dedication of the ProPetro team, we delivered another strong quarter. Against a backdrop of macroeconomic uncertainty and volatility, our team maintained its focus on operational excellence and financial discipline, once again demonstrating the resilience of our strategy and the strength of our execution. Our bifurcated service model and investments in next-generation technologies continue to differentiate ProPetro in the market. With disciplined capital allocation driving durable cash flow, we are demonstrating that ProPetro can thrive in various market cycles and deliver outstanding results to support long-term value creation.” First Quarter 2025 Financial Summary Revenue was $359 million, compared to $321 million for the fourth quarter of 2024. The 12% increase in revenue was largely attributable to strong utilization and resilient pricing across all service lines. Cost of services, excluding depreciation and amortization of approximately $46 million relating to cost of services, were $264 million during the first quarter of 2025. General and administrative ("G&A") expense of $28 million decreased from $29 million in the fourth quarter of 2024. G&A expense excluding nonrecurring and noncash items (stock-based compensation, retention bonuses and severance expenses) of $5 million, was $23 million, or 6% of revenue, a decrease of 6% as compared to the prior quarter. Net income totaled $10 million, or $0.09 per diluted share, compared to a net loss of $17 million, or $0.17 per diluted share, for the fourth quarter of 2024. Net income for the first quarter of 2025 included a net loss on disposal of assets of $10 million primarily related to the sale of certain Tier II hydraulic fracturing equipment. Net loss for the fourth quarter of 2024 included goodwill impairment expense of $24 million, EXHIBIT 99.1 associated income tax benefit of $7 million and a net gain on disposal of assets and business of $5 million primarily related to the sale of the Vernal, Utah cementing operations. Adjusted EBITDA increased to $73 million from $53 million in the fourth quarter of 2024 primarily related to increased revenues and prudent cost management. Net cash provided by operating activities was $55 million as compared to $38 million in the prior quarter. Share Repurchase Program On April 24, 2024, the Company announced a $100 million increase to its share repurchase program, increasing it to a total of $200 million while extending the plan to May 2025. Since the program's inception, the Company has repurchased 13.0 million shares, representing approximately 11% of outstanding common stock. In the first quarter of 2025, the Company did not repurchase any shares, as it prioritized the launch and scaling of the PROPWR business. Subject to approval by the Board of Directors, the Company intends to extend the share repurchase program before it expires next month. PROPWR Update Mr. Sledge added, "Earlier this year, we reported a total of approximately 140 megawatts of mobile natural gas-fueled power generation equipment on order. Since then, we have placed additional orders for approximately 80 megawatts of natural gas reciprocating generators, which are expected to be funded from our cash flow. With this addition, our equipment type is split evenly between turbines and natural gas reciprocating generators. We anticipate full delivery of all ordered PROPWR equipment – approximately 220 megawatts – by mid-year 2026. We are encouraged by the sustained robust demand for these assets and have secured letters of intent for approximately 75 megawatts of long-term PROPWR service capacity with two separate operators in the Permian Basin to support their in-field power needs, with final contract execution expected soon. These early results are promising, and we believe they represent just the beginning for PROPWR. We have made significant progress in securing additional customer commitments and are actively negotiating long-term contracts beyond today's announcements. We believe the demand for reliable, low-emission power solutions is vast and growing, and we are strategically positioning PROPWR to capitalize on this high-growth market." Liquidity and Capital Spending As of March 31, 2025, total cash was $63 million and borrowings under the ABL Credit Facility were $45 million. Total liquidity at the end of the first quarter of 2025 was $197 million including cash and $134 million of available capacity under the ABL Credit Facility. Capital expenditures incurred during the first quarter of 2025 were $39 million, which primarily related to maintenance and a down payment for the initial PROPWR turbine orders. Net cash used in investing activities as shown on the statement of cash flows during the first quarter of 2025 was $33 million. Guidance The Company now anticipates full-year 2025 capital expenditures to be between $295 million and $345 million, down 9% at the midpoint from prior guidance. Of this, the completions business is expected to account for $125 million to $175 million, a reduction from the original guidance thanks to additional successful cost optimization efforts. Additionally, the Company plans to allocate $170 million in 2025 and $60 million in 2026 to support current PROPWR equipment orders. As a reminder, $104 million of the PROPWR capital expenditures is financed. During the first quarter, 14 to 15 hydraulic fracturing fleets were active. Due to the recent decline in oil prices, influenced by tariffs and OPEC+ production increases, along with a disciplined asset deployment EXHIBIT 99.1 strategy, the Company anticipates operating approximately 13 to 14 active hydraulic fracturing fleets in the second quarter of 2025. Outlook Mr. Sledge concluded, “As we look ahead to the remainder of 2025, our priorities are unchanged – we will continue to industrialize our operations, accelerate high-return investments, and remain disciplined stewards of capital. While longer-term visibility remains limited, we believe our strategic positioning, anchored by a strong balance sheet, disciplined capital expenditures, and differentiated offerings, positions us well for the road ahead. We are focused on controlling what we can, executing our strategy and building a more resilient, valuable ProPetro.” Conference Call Information The Company will host a conference call at 8:00 AM Central Time on Tuesday, April 29, 2025, to discuss financial and operating results for the first quarter of 2025. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 1778575. The Company has also posted the scripted remarks on its website. About ProPetro ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion and power services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com. Forward-Looking Statements Except for historical information contained herein, the statements and information in this news release and discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” "continue," and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated commercial prospects of PROPWR, including the demand for its services and anticipated benefits of the new business line. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward- looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to the conflict in the Middle East region, and the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank EXHIBIT 99.1 policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: Matt Augustine Vice President, Finance and Investor Relations matt.augustine@propetroservices.com 432-219-7620 ### EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended March 31, 2025 December 31, 2024 March 31, 2024 REVENUE - Service revenue $ 359,416 $ 320,554 $ 405,843 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 263,856 243,473 288,641 General and administrative (inclusive of stock-based compensation) 27,632 28,631 28,226 Depreciation and amortization 48,681 48,409 58,660 Goodwill impairment expense — 23,624 — Loss (gain) on disposal of assets 9,746 (5,136) 4 Total costs and expenses 349,915 339,001 375,531 OPERATING INCOME (LOSS) 9,501 (18,447) 30,312 OTHER INCOME (EXPENSE): Interest expense (1,730) (1,882) (2,029) Other income (expense), net 2,943 (76) 1,405 Total other (expense) income, net 1,213 (1,958) (624) INCOME (LOSS) BEFORE INCOME TAXES 10,714 (20,405) 29,688 INCOME TAX (EXPENSE) BENEFIT (1,112) 3,343 (9,758) NET INCOME (LOSS) $ 9,602 $ (17,062) $ 19,930 NET INCOME (LOSS) PER COMMON SHARE: Basic $ 0.09 $ (0.17) $ 0.18 Diluted $ 0.09 $ (0.17) $ 0.18 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 103,319 102,953 108,540 Diluted 105,118 102,953 108,989 NOTE: Certain reclassifications to depreciation and amortization and loss on disposal of assets have been made to the statements of operations and the statement of cash flows for the periods prior to 2025 to conform to the current period presentation. EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) March 31, 2025 December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 63,392 $ 50,443 Accounts receivable - net of allowance for credit losses of $0 and $0, respectively 240,710 195,994 Inventories 13,338 16,162 Prepaid expenses 16,329 17,719 Short-term investment, net 8,032 7,849 Other current assets 3,493 4,054 Total current assets 345,294 292,221 PROPERTY AND EQUIPMENT - net of accumulated depreciation 668,075 688,225 OPERATING LEASE RIGHT-OF-USE ASSETS 129,587 132,294 FINANCE LEASE RIGHT-OF-USE ASSETS 25,863 30,713 OTHER NONCURRENT ASSETS: Goodwill 920 920 Intangible assets - net of amortization 62,564 64,905 Other noncurrent assets 13,896 14,367 Total other noncurrent assets 77,380 80,192 TOTAL ASSETS $ 1,246,199 $ 1,223,645 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 114,159 $ 92,963 Accrued and other current liabilities 62,770 70,923 Operating lease liabilities 42,500 39,063 Finance lease liabilities 19,664 19,317 Total current liabilities 239,093 222,266 DEFERRED INCOME TAXES 62,614 59,770 LONG-TERM DEBT 45,000 45,000 NONCURRENT OPERATING LEASE LIABILITIES 56,869 58,849 NONCURRENT FINANCE LEASE LIABILITIES 8,134 13,187 OTHER LONG-TERM LIABILITIES 8,000 8,300 Total liabilities 419,710 407,372 COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 103,784,239 and 102,994,958 shares issued, respectively 104 103 Additional paid-in capital 885,608 884,995 Accumulated deficit (59,223) (68,825) Total shareholders’ equity 826,489 816,273 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,246,199 $ 1,223,645 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Three Months Ended March 31, 2025 2024 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 9,602 $ 19,930 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 48,681 58,660 Deferred income tax expense 2,844 7,940 Amortization of deferred debt issuance costs 111 108 Stock-based compensation 3,337 3,742 Loss on disposal of assets 9,746 4 Unrealized (gain) loss on short-term investment (183) 602 Business acquisition contingent consideration adjustments (300) — Changes in operating assets and liabilities: Accounts receivable (44,716) (36,697) Other current assets 411 430 Inventories 2,824 (1,742) Prepaid expenses 1,390 1,530 Accounts payable 23,456 21,191 Accrued and other current liabilities (2,514) (876) Net cash provided by operating activities 54,689 74,822 CASH FLOWS FROM INVESTING ACTIVITIES: Capital expenditures (40,913) (34,585) Proceeds from sale of assets 7,764 738 Proceeds from note receivable from sale of business 313 — Net cash used in investing activities (32,836) (33,847) CASH FLOWS FROM FINANCING ACTIVITIES: Payments of finance lease obligations (4,705) (4,154) Repayments of insurance financing (1,476) — Tax withholdings paid for net settlement of equity awards (2,723) (1,209) Share repurchases — (22,508) Net cash used in financing activities (8,904) (27,871) NET INCREASE IN CASH AND CASH EQUIVALENTS 12,949 13,104 CASH AND CASH EQUIVALENTS - Beginning of period 50,443 33,354 CASH AND CASH EQUIVALENTS - End of period $ 63,392 $ 46,458 EXHIBIT 99.1

EXHIBIT 99.1

Reportable Segment Information

	Three Months Ended March 31, 2025					
(in thousands)	Hydraulic Fracturing	Wireline	Cementing	All Other [(1)]	Reconciling Items	Total
Service revenue	$ 269,399	$ 53,442	$ 36,633	$ —	$ (58)	$ 359,416
Adjusted EBITDA	$ 68,340	$ 10,473	$ 8,066	$ (710)	$ (13,483)	$ 72,686
Depreciation and amortization	$ 41,301	$ 5,427	$ 1,930	$ —	$ 23	$ 48,681
Operating lease expense on FORCE® fleets [(2)]	$ 15,339	$ —	$ —	$ —	$ —	$ 15,339
Capital expenditures incurred	$ 16,338	$ 2,184	$ 1,831	$ 18,300	$ —	$ 38,653

	Three Months Ended December 31, 2024					
(in thousands)	Hydraulic Fracturing	Wireline	Cementing	All Other	Reconciling Items	Total
Service revenue	$ 236,934	$ 45,217	$ 38,476	$ —	$ (73)	$ 320,554
Adjusted EBITDA	$ 54,597	$ 7,084	$ 6,106	$ (370)	$ (14,761)	$ 52,656
Depreciation and amortization [(3)]	$ 41,062	$ 5,329	$ 1,998	$ —	$ 20	$ 48,409
Goodwill impairment expense [(4)]	$ —	$ 23,624	$ —	$ —	$ —	$ 23,624
Operating lease expense on FORCE® fleets [(2)]	$ 14,500	$ —	$ —	$ —	$ —	$ 14,500
Capital expenditures incurred	$ 21,173	$ 1,627	$ 1,959	$ —	$ 4	$ 24,763

(1) Represents our power generation services business.

(2) Represents lease cost related to operating leases on our FORCE® electric-powered hydraulic fracturing fleets. This cost is recorded within cost of services in our condensed consolidated statements of operations.

(3) The write-offs of remaining book value of prematurely failed power ends and other components are recorded as depreciation in 2025. In order to conform to current period presentation, we have reclassified the corresponding amount of $0.7 million from loss on disposal of assets to depreciation for the three months ended December 31, 2024.

(4) Represents noncash impairment of goodwill in our wireline operating segment.

Non-GAAP Financial Measures

Adjusted Net Income (Loss), Adjusted EBITDA and Free Cash Flow are not financial measures presented in accordance with GAAP. We define Adjusted Net Income (Loss) as net income (loss) plus impairment expense, less income tax benefit. We define EBITDA as net income (loss) plus (i) interest expense, (ii) income tax expense (benefit) and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) business acquisition contingent consideration adjustments, (iv) other expense (income), (v) other unusual or nonrecurring (income) expenses such as impairment expenses, costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (vi) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted Net Income (Loss) and Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted Net Income (Loss), Adjusted EBITDA or Free Cash Flow in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted Net Income (Loss), Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) Three Months Ended (in thousands) March 31, 2025 December 31, 2024 Net income (loss) $ 9,602 $ (17,062) Goodwill impairment expense (1) — 23,624 Income tax benefit — (7,158) Adjusted net income (loss) $ 9,602 $ (596) (1) Represents noncash impairment of goodwill in our wireline operating segment.. Reconciliation of Net Income (Loss) to Adjusted EBITDA Three Months Ended (in thousands) March 31, 2025 December 31, 2024 Net income (loss) $ 9,602 $ (17,062) Depreciation and amortization (1) 48,681 48,409 Goodwill impairment expense (2) — 23,624 Interest expense 1,730 1,882 Income tax expense (benefit) 1,112 (3,343) Loss (gain) on disposal of assets (1) 9,746 (5,136) Stock-based compensation 3,337 4,313 Business acquisition contingent consideration adjustments (300) (800) Other (income) expense, net (3) (2,943) 76 Other general and administrative expense, net 6 264 Retention bonus and severance expense 1,715 429 Adjusted EBITDA $ 72,686 $ 52,656 (1) The write-offs of remaining book value of prematurely failed power ends and other components are recorded as depreciation in 2025. In order to conform to current period presentation, we have reclassified the corresponding amount of $0.7 million from loss on disposal of assets to depreciation for the three months ended December 31, 2024. EXHIBIT 99.1

(2) Represents noncash impairment of goodwill in our wireline operating segment. (3) Other income for the three months ended March 31, 2025 is primarily comprised of true-up of workers' compensation and general liability insurance premiums of $1.0 million, tax refunds (net of advisory fees) totaling $0.4 million, interest income from note receivable from sale of business of $0.3 million, a $0.2 million unrealized gain on short-term investment and $1.0 million of other income. Reconciliation of Cash Flows from Operating Activities to Free Cash Flow Three Months Ended (in thousands) March 31, 2025 December 31, 2024 Net Cash provided by Operating Activities $ 54,689 $ 37,863 Net Cash used in Investing Activities (32,836) (24,496) Free Cash Flow $ 21,853 $ 13,367 EXHIBIT 99.1